Exhibit 3.1

BYLAWS OF

MTR GAMING GROUP, INC.

MARCH 7, 1988

AMENDED AS OF JANUARY 27, 1998,

NOVEMBER 5, 2007, MAY 5, 2008,

OCTOBER 30, 2008 AND MARCH 3, 2014

BYLAWS OF

MTR GAMING GROUP, INC.

MARCH 7, 1988; AMENDED AS OF JANUARY 27, 1998,

NOVEMBER 5, 2007, MAY 5, 2008,

OCTOBER 30, 2008 AND MARCH 3, 2014

BYLAWS

OF

MTR GAMING GROUP, INC.

i

ii

iii

BYLAWS OF

MTR GAMING GROUP, INC.

MARCH 7, 1988; AMENDED AS OF JANUARY 27, 1998,

NOVEMBER 5, 2007, MAY 5, 2008,

OCTOBER 30, 2008 AND MARCH 3, 2014

BYLAWS

OF

MTR GAMING GROUP, INC.

ARTICLE I

Offices

Section 1.  Business Offices.  The principal office of the corporation shall be located in Chester, West Virginia or in such other location as the board of directors may from time to time determine.  The corporation may have such other offices, either within or outside Delaware, as the board of directors may designate or as the business of the corporation may require from time to time.

Section 2.  Registered Office and Agent.  The registered office of the corporation required by the General Corporation Law of Delaware to be maintained in Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent at that address is The Corporation Trust Company.  The registered office and the registered agent may be changed from time to time by the board of directors.

ARTICLE II

Shareholders

Section 1. Annual Meeting.  An annual meeting of the shareholders shall be held on the 1st Tuesday in the month of April in each year, at 10:00 a.m. or at such other time on such other day as may be determined by the board of directors, beginning with the year 1989, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. Failure to hold an annual meeting as required by these bylaws shall not work a forfeiture or dissolution of the corporation.

Section 2. Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meetings.  Each meeting of the shareholders shall be held at such place, either within or outside the State of Delaware, as may be specified in the notice of the meeting, or, if no place is specified in the notice, at the principal office of the corporation in New Castle County, Delaware.  The person or group calling the meeting shall be entitled, but not required, to designate in the call the place of the meeting to be specified in the notice of the meeting.

Section 4. Notice of Meeting.  Written notice of each meeting of the shareholders stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class, certified or registered mail, by or at the direction of the president, the secretary or the officer or other person authorized to give notice of the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, the notice shall be deemed to be delivered as to any shareholder of record when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid.  If (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting during the period between such two consecutive annual meetings or (b) all, and at least two, payments of dividends or interest during a twelve month period have been mailed to the last known address of any shareholder of record and are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation.

Section 5. Waiver of Notice.  When any notice is required to be given to any shareholder under the provisions of the General Corporation Law of Delaware or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.  Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Fixing of Record Date.  In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting; not more than ten (10) days after the resolution fixing the record date for any written consent; and not more than sixty (60) days prior to any other action.  If no record date is fixed, the record date shall be:  (a) for determining shareholders entitled to notice of or to vote at a meeting of shareholders the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;  (b) for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, the day on which the first written consent is delivered to the corporation; and (c) for determining shareholders for any other purpose the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 7. Voting Record.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record shall be subject to the inspection of any shareholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The record shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of the shareholders.

Section 8. Proxies.  At all meetings of the shareholders, a shareholder entitled to vote may vote in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Any proxy shall be filed with the secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy and not prohibited by applicable law, a proxy may be revoked at any time before it is voted, either by written notice filed with the secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation of the proxy.  No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.  The board of directors shall have the power and authority to prescribe rules and regulations establishing presumptions as to the validity and sufficiency of proxies.

Section 9. Quorum; Action of Shareholders.  At all meetings of the shareholders, a majority of the shares entitled to vote, represented in person or by proxy (and in no event less than 33 1/3 percent of the outstanding shares of the corporation’s common voting stock), shall constitute a quorum, and at any meeting at which a quorum is present the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by the

General Corporation Law of Delaware or the certificate of incorporation.  If a quorum is not present or represented at any meeting of the shareholders, a majority of the outstanding shares represented at the meeting may adjourn the meeting from time to time for a period not to exceed sixty days at any one adjournment.  Except as hereafter provided, when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  However, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum present.

Section 10.  Voting of Shares.  Each outstanding share of record, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by or pursuant to the certificate of incorporation as permitted by the General Corporation Law of Delaware.  In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.  Cumulative voting shall not be allowed in the election of directors or for any other purpose.

Section 11.  Voting of Shares by Certain Holders.  Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation, whether domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of the other corporation may prescribe, or, in the absence of any such provision, as the board of directors of the other corporation may determine.  Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon.

Section 12.  Shares Held by Two or More Persons. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall, except as hereafter provided, have the following effect. (a) if only one person votes, his act binds all; (b) if two or more persons vote, the act of the majority so voting binds all; (c) if two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares,  or a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Delaware to appoint an additional person to act with the persons so voting the shares.  The shares shall then be voted as determined by a majority of such persons and the person appointed by the court. If a tenancy is held in unequal interests, a majority or even split for purposes hereof shall be a majority or even split in interest. The effects of voting stated in the foregoing provisions of this Section shall not be applicable, however, if the secretary of the corporation is given written notice of alternate voting provisions and is furnished with a copy of the instrument or order wherein the alternate voting provisions are stated.

Section 13.  Action Without a Meeting.  Any action required or permitted by the General Corporation Law of Delaware to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is evidenced by one or more written consents, which may be signed in counterparts, describing the action taken, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Any such action by written consent shall be effective upon the date specified in the consent so long as written consents signed by a sufficient number of shareholders are delivered to the corporation in the manner specified above within sixty days of the earliest dated consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.  A written consent of the shareholders given in accordance with this section has the same force and effect as a vote of such shareholders and may be stated as such in any document.  The record date for determining shareholders entitled to take action without a meeting is set forth in Section 6 of this Article II.

Section 14.  Order of Business.  The order of business at the annual meeting, and so far as practicable at all other meetings of shareholders, shall be as follows:

(a)              Call to order.

(b)              Roll call — determination of quorum.

(c)               Proof of due notice of meeting or waiver thereof.

(d)              Reading and approval of minutes of previous meeting

(e)               Reports from directors, officers and committees.

(f)                Election of directors.

(g)               Unfinished business.

(h)              New business.

(i)                  Adjournment.

Section 15.  Voting By Ballot.  Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot, except that the election of directors shall be by written ballot.

Section 16.  Notice of Shareholder Business and Nominations.

(A)                                          Annual Meetings of Shareholders.  (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or any committee thereof or (c) by any shareholder of the corporation who was a shareholder of record of the corporation at the time the notice provided for in this Section 16 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 16.

(2)                              For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 16, the shareholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for shareholder action.  To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90 th ) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (i) in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90 th ) day prior to such annual meeting or the tenth (10 th ) day following the day on which public announcement of the date of such meeting is first made by the corporation, and (ii) with respect to the annual meeting of shareholders to be held in 2008, notice by the shareholder to be timely must be so delivered not later than the close of business on the twentieth (20 th ) day following the date on which notice of this amendment to the bylaws was made public.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.  Such shareholder’s notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such shareholder or any such beneficial owner with respect to any share of stock of the corporation, (iv) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.  The foregoing notice requirements of this Section 16 shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his, her or its intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal or nomination has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.  The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3)                              Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 16 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 16 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10 th ) day following the day on which such public announcement is first made by the corporation.

(B)                                          Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or any committee thereof or (2) provided that the board of directors has determined, or a shareholder or shareholders have requested pursuant and subject to Section 2 of this Article II, that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 16 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 16.  In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by paragraph (A)(2) of this Section 16 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120 th ) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90 th ) day prior to such special meeting or the tenth (10 th ) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(C)                                          General.  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 16 shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 16.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 16 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (A)(2)(c)(v) of this Section 16) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 16, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 16, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.  For purposes of this Section 16, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2)                              For purposes of this Section 16, “public announcement” or “was made public” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)                              Notwithstanding the foregoing provisions of this Section 16, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 16.  Nothing in this Section 16 shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE III

Board of Directors

Section 1. General.  The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the General Corporation Law of Delaware or in the certificate of incorporation.

Section 2. Number, Tenure and Qualifications.  The number of directors of the corporation shall be five.  The number of directors may be increased or decreased at any time by amendment of this bylaw, but no decrease shall have the effect of shortening the term of any incumbent director.  Directors shall be elected at each annual meeting of the shareholders.  Each director shall hold office until the next annual meeting of the shareholders and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.  Directors shall be natural persons, eighteen years of age or older, but need not be residents of the State of Delaware or shareholders of the corporation.  Directors shall be removable in the manner provided by the General Corporation Law of Delaware.

Section 3. Vacancies.  Any director may resign at any time by giving written notice to the president or to the secretary of the corporation.  A director’s resignation shall take effect at the time specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of the shareholders called for that purpose, and a director so chosen shall hold office until the next annual meeting of the shareholders and thereafter until his successor shall have been elected and qualified, or until his earlier death resignation or removal.

Section 4. Regular Meetings.  A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of the shareholders, for the purpose of electing officers and for the transaction of such other business as may come before the meeting.  The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.

Section 5. Special Meetings.  Special meetings of the board of directors may be called by or at the request of the president or any one director.  The person or persons authorized to call special meetings of the board of directors may fix any place as the place, either within or outside Delaware, for holding any special meeting of the board called by them.

Section 6. Notice.  Notice of any special meeting of the board of directors, stating the place, day and hour of the meeting, shall be given at least five days prior to the meeting by written notice mailed by first class, certified or registered mail, to each director at his business or residence address or by notice given at least two days prior to the meeting by personal delivery or by telephone, telegraph, telecopier, telex or other similar device.  The method of notice need not be the same to each director.  If mailed, such notice shall be deemed to be given two days after such notice is deposited in the United States mail so addressed, with postage thereon prepaid.  If personally delivered, notice shall be deemed to be given when delivered to the director.  If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  When any notice is required to be given to any director of the corporation under the provisions of the General Corporation Law of Delaware or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.  By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Presumption of Assent.  A director who is present at a meeting of the board or a committee of the board when corporate action is taken is deemed to have assented to the action taken unless: (a) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting;  (b) he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting; or (c) he gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the secretary of the corporation immediately after adjournment of such meeting.  Such right of dissent as to a specific action taken in a meeting of the board or a committee shall not be available to a director who votes in favor of such action.

Section 8. Quorum and Voting.  A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.  If less than a quorum is present at a meeting, the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting.  No director may vote or act by proxy at any meeting of directors.

Section 9.  Compensation.  By resolution of the board of directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; a stated salary as director; or such other compensation as the corporation and the director may reasonably agree upon.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10. Meetings by Telephone.  Unless otherwise provided by the certificate of incorporation, one or more members of the board of directors or any committee designated by the board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.  Such participation shall constitute presence in person at the meeting.

Section 11. Action Without a Meeting.  Any action required or permitted by the General Corporation Law of Delaware to be taken at a meeting of the board of directors or any committee designated by the board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the secretary for inclusion in the minutes or for filing with the corporate records.  Any such action by written consent shall be effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date.  Such consent has the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

Section 12.  Order of Business.  So far as applicable, the order of business at each meeting of the board of directors shall be as follows:

(a)  Call to order.

(b)  Roll call — determination of quorum.

(c)  Proof of due notice of meeting or waiver thereof.

(d)  Reading and approval of minutes of previous meeting.

(e)  Unfinished business.

(f)  New business including, but not limited to:

(i)   Management reports

(ii)  Ratification of acts of officers

(iii) Election of officers

(iv) Determination of number of directors to be elected at the annual meeting of shareholders

(v)  Fixing the time and place for the next regular meeting

(g)  Adjournment.

Section 13.  Executive and Other Committees.  By one or more resolutions, the board of directors may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors, except as otherwise provided by the General Corporation Law of Delaware.  Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the board of directors, not a member of the committee in question, with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

Section 14.  Standard of Care.  A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.  In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups herein designated; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.  A person who so performs his duties shall not have any liability by reason of being or having been a director of the corporation. The designated groups on which a director is entitled to rely are:

(a)                             one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(b)                             counsel, public accountants,  or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence; or

(c)                              a committee of the board upon which he does not serve, duly designated in accordance with Section 13 of these bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

Section 15. Conflicts of Interest.  No contract or transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes, approves, or ratifies the contract or transaction or solely because his or their votes are counted for such purpose if:

(a)                             the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum;

(b)                             the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by vote of the shareholders; or

(c)                              the contract or transaction was fair as to the corporation.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves, or ratifies the contract or transaction.

ARTICLE IV

Officers and Agents

Section 1. General.  The principal officers of the corporation shall be a president, a secretary and a treasurer.  The board of directors may also elect or appoint such other officers, assistant officers, committees and agents, including one or more vice presidents, a chairman of the board, a controller, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors.  One person may hold more than one office, except that no person may simultaneously hold the offices of president and secretary.  In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president.  All officers shall be natural persons, eighteen years of age or older, and the president shall be one of the directors.

Section 2. Election and Term of Office.  The principal officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his successor shall have been elected, appointed or chosen and shall have qualified, or until his earlier death, resignation or removal.

Section 3. Removal.  Any officer or agent may be removed by the board of directors or by the executive committee, if any, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

Section 4. Vacancies.  Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the president or to the board of directors.  An officer’s resignation shall take effect at the time specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  A vacancy in any office, however occurring, may be filled by the board of directors.

Section 5. President.  The president shall, subject to the direction and supervision of the board of directors:

(a)                             be the chief executive officer of the corporation and have general and active control of its affairs and business and general supervision of its officers, agents and employees;

(b)                             unless there is a chairman of the board, preside at all meetings of the shareholders and the board of directors;

(c)                              see that all orders and resolutions of the board of directors are carried into effect; and

(d)                             in general, perform all duties incident to the office of president and such other duties as from time to time may be assigned to him by the board of directors.

Section 6. Vice Presidents.  The vice president, if any (or if there is more than one then each vice president), shall assist the president and shall perform such duties as may be assigned to him by the president or by the board of directors.  The vice president, if there is one (or if there is more than one then the vice president designated by the board of directors, or if there be no such designation then the vice presidents in order of their election), shall, at the request of the president, or in the event of his absence, death or inability or refusal to act, perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president.

Section 7. Secretary.  The secretary shall:  (a) keep the minutes of the proceedings of the shareholders, the board of directors, and any committees of the board;  (b) see that all notices are duly given in accordance with the provisions of these bylaws or otherwise as required by law; (c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors; (d) keep at its registered office or principal place of business within or outside Delaware a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation’s transfer agent or registrar; (e) sign with the president, or a vice president,  certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.  Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.  The directors and/or shareholders may, however, respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

Section 8. Treasurer.  The treasurer shall:  (a) be the principal financial officer of the corporation and have the care and custody of all its funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors; (b) receive and give receipts and acquittances for money paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (c) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations; (d) upon request of the board, make such reports to it as may be required at any time; and (e) in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors or the president.  Assistant treasurers, if any, shall have the same powers and duties, subject to supervision by the treasurer.

Section 9. Surety Bonds.  The board of directors may require any officer or agent of the corporation to execute and deliver to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 10.  Salaries.  The salaries of the officers shall be as fixed from time to time by the board of directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

Stock

Section 1. Issuance of Shares.  The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by statute.

Section 2. Certificates.  (a) The shares of stock of the corporation shall be represented by certificates,

provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of such shares shall be uncertificated shares. Any such resolutions shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, any certificates for the shares of stock of the corporation shall be in such form as is consistent with the corporation’s Restated Certificate of Incorporation, as amended, and applicable law. Certificates representing shares of stock of the corporation shall be signed in the name of the corporation by the chairperson or vice chairperson of the board of directors, or the president or a vice-president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. Any or all of the signatures on any certificate may also be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.  Each certificate for shares shall be consecutively numbered or otherwise identified, shall state on the face that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents, and the par value of each share represented by the certificate or a statement that the shares are without par value.  Each certificate shall be otherwise in such form consistent with law as shall be prescribed by the board of directors. Restrictions imposed by the corporation on the transferability of the shares shall be noted or referred to conspicuously on the certificate.  No certificates shall be issued until the shares represented thereby are fully paid.

(b) Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send, or cause to be sent, to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designations, powers, preferences or other rights, and the qualifications, limitations or restrictions of such powers, preferences or rights of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s Restated Certificate of Incorporation, as amended, these bylaws, any agreement among shareholders or any agreement between shareholders and the corporation.

(c) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

Section 3. Consideration for Shares.  Each share of stock, when issued, shall be fully paid and nonassessable.  The shares of the corporation shall be issued for such consideration expressed in dollars (but not less than the par value thereof, with respect to shares having a par value) as shall be fixed from time to time by the board of directors. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. The promise of future services shall not constitute payment or part payment for shares of the corporation, and neither the promissory note of a subscriber or direct purchaser of shares from the corporation, nor the unsecured or nonnegotiable promissory note of any other person shall constitute payment or part payment for shares of the corporation.  The judgment of the board of directors as to the value of any property or services received shall, in the absence of fraud or bad faith, be conclusive upon all persons.  Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board of directors.

Section 4. Lost Certificates.  The holder of any shares of stock of the corporation shall promptly notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The corporation may issue, or cause to be issued, (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the corporation of the loss, theft or destruction of the certificate and, in the case of mutilation, the surrender of the mutilated certificate. The corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

Section 5. Transfer of Shares.  (a) Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate.  Every such transfer of stock shall be entered on the stock books of the corporation.

(b) Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

Section 6. Holders of Record.  The corporation shall be entitled to treat the record holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from the shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in the shares or rights deriving from the shares on the part of any other person, including, without limitation, a purchaser, assignee or transferee of such shares or rights deriving from the shares, unless and until the purchaser, assignee, transferee or other person becomes the record holder of the shares, whether or not the corporation shall have either actual or constructive notice of the interest.  Until the purchaser, assignee or transferee of any of the shares of the corporation has become the record holder of the shares, he shall not be entitled to receive notice of meetings, examine lists of the shareholders, receive dividends or other sums payable to shareholders, or own, enjoy and exercise any other property or rights deriving from the shares of the corporation.

Section 7. Transfer Agents, Registrars and PayingAgents.  The board of directors may at its discretion appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the corporation.  Such agents and registrars may be located either within or outside Delaware.  They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

Section 8. Preemptive Rights.  No holder of shares of the corporation of any class shall have any preemptive or preferential right in or preemptive or preferential right to subscribe to or for or acquire any new or additional shares, or any subsequent issue of shares, or any unissued or treasury shares of the corporation, whether now or hereafter authorized, or any securities convertible into or carrying a right to subscribe to or for or acquire any such shares, whether now or hereafter authorized.

Section 9. Restrictions on Transfer.  The corporation shall have the right, at any time, by entering into an agreement with the holders of its then-outstanding stock, to restrict or limit the sale, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of the shares of the corporation, or any part thereof.  Such restrictions may apply to lifetime transfers as well as to transfers upon the death of a shareholder.  Regulations regarding the formalities and procedures to be followed in seeking to effect any transfer that is restricted by such an agreement may be set forth in the agreement or prescribed in these bylaws.  With respect to any such agreement to which it is a party, the corporation, on its part, shall observe and carry out the terms thereof and shall refuse to recognize any sale, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of any of the shares covered by the agreement unless the same are in conformity with the terms and conditions of the agreement and with these bylaws.  Following its adoption, a copy of any such agreement shall be filed in the principal office of the corporation, and notice of the existence of such agreement shall be displayed conspicuously on the face or back of each certificate representing shares subject to the terms and conditions of such agreement.

Section 10. Regulations.  The board of directors shall have power and authority to make such additional rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificated or uncertificated shares of stock of each class and series of the corporation.

ARTICLE VI

Indemnification

Section 1.  Definitions.  For purposes of this Article VI, the following terms shall have the meanings set forth below:

(a)                                            Action - Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative;

(b)                                            Derivative Action - Any Action by or in the right of the corporation to procure a judgment in its favor;

(c)                                             Third Party Action - Any Action other than a Derivative Action;

(d)                                            Indemnified Party - Any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation any employee benefit plan of the corporation for which any such person is or was serving as trustee, plan administrator or other fiduciary.

Section 2.  Third Party Actions.  The corporation shall indemnify any Indemnified Party against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him in connection with any Third Party Action if, as determined pursuant to Section 5 below, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal Action, had no reasonable cause to believe his conduct was unlawful.

Section 3. Derivative Actions.  The corporation shall indemnify any Indemnified Party against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of any Derivative Action if, as determined pursuant to Section 5 below, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is or has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such Action was brought determines upon application that,  despite the adjudication of liability and in view of all circumstances of the case, such Indemnified Party is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

Section 4. Success on Merits or Otherwise.  If and to the extent that any Indemnified Party has been successful on the merits or otherwise in defense of any Action referred to in Section 2 or 3 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith without the necessity of any determination that he has met the applicable standards of conduct set forth in Section 2 or 3 of this Article VI.

Section 5.  Determination.  Except as provided in Section 4, any indemnification under Section 2 or 3 of this Article VI (unless ordered by a court) shall be made by the corporation only upon a determination that indemnification of the Indemnified Party is proper in the circumstances because he has met the applicable standards of conduct set forth in said Section 2 or 3. Any indemnification under Section 4 of this Article VI (unless ordered by a court) shall be made by the corporation only upon a determination by the corporation of the extent to which the Indemnified Party has been or would have been successful on the merits or otherwise.  Any such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who are not or were not parties to the subject Action or (b) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (which counsel shall not be the counsel generally employed by the corporation in connection with its corporate affairs) in a written opinion, or (c) by the shareholders of the corporation.

Section 6.  Effect of Termination of Action.  The termination of any Action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create either a presumption that the indemnified Party did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal Action, a presumption that the Indemnified Party had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

Section 7. Payment in Advance.  Expenses (including attorneys’ fees) or some part thereof incurred by an Indemnified Party in defending any Action, shall be paid by the corporation in advance of the final disposition of such Action if a determination to make such payment is made on behalf of the corporation as provided in Section 5 of this Article VI; provided that no such payment may be made unless the corporation shall have first received a written undertaking by or on behalf of the Indemnified Party to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article VI.

Section 8.  Other Indemnification Rights.  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any Indemnified Party or other person may be entitled under the certificate of incorporation, any agreement, bylaw (including without limitation any other or further Section or provision of this Article VI), vote of the shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 9. Period of Indemnification.  Any indemnification pursuant to this Article VI shall continue as to any Indemnified Party who has ceased to be a director, officer, employee, fiduciary or agent of the corporation or, at the request of the corporation, was serving as and has since ceased to be a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan of the corporation for which any such person served as a trustee, plan administrator or other fiduciary, and shall inure to the benefit of the heirs and personal representatives of such Indemnified Party.  The repeal or amendment of this Article VI or of any Section or provision thereof which would have the effect of limiting, qualifying or restricting any of the powers or rights of indemnification provided or permitted in this Article VI shall not, solely by reason of such repeal of amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person, or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment.

Section 10. Insurance.  By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board may deem appropriate, on behalf of any Indemnified Party against any liability asserted against him and incurred by him in his capacity of or arising out of his status as an Indemnified Party, whether or not the corporation would have the power to indemnify him against such liability under this Article VI, the certificate of incorporation or applicable provisions of law.

Section 11.  Right to Impose Conditions to Indemnification.  The corporation shall have the right to impose, as conditions to any indemnification provided or permitted in this Article VI, such reasonable requirements and conditions as to the board of directors or shareholders may appear appropriate in each specific case and circumstances, including but not limited to any one or more of the following:  (a) that any counsel representing the person to be indemnified in connection with the defense or settlement of any Action shall be counsel mutually agreeable to the person to be indemnified and to the corporation; (b) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified; and (c) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person’s right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

ARTICLE VII

Contracts, Loans, Checks and Deposits

Section 1.  Contracts.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.  Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

Section 3.  Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 4.  Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, savings and loan associations or other depositories as shall from time to time be designated by resolution of the board of directors.

ARTICLE VIII

Books and Records

Section 1.  Records Kept.  The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors.  The corporation shall also keep, at its registered office or principal place of business or at the office of its transfer agent or registrar either within or outside Delaware, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

Section 2.  Right to Inspect and Copy.  Any person who has been a holder of record of shares of the corporation or of voting trust certificates therefor for at least three months immediately preceding his demand or who is the holder of record of, or the holder of record of voting trust certificates for, at least five percent of all outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time and for any proper purpose, the corporation’s books and records of account, minutes and record of holders of shares and of voting trust certificates therefor and to make extracts therefrom.

Section 3. Financial Statements.  Upon the written request of any shareholder of the corporation, the corporation shall mail to the shareholder its last annual and most recently published financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

ARTICLE IX

Miscellaneous

Section 1.  Dividends.  Subject to the provisions of the General Corporation Law of Delaware, the board of directors may from time to time declare, and the corporation may pay, dividends in cash, property or its own shares, except when the corporation is unable to pay its debts as they become due in the usual course of its business, or when the payment thereof would render the corporation unable to pay its debts as they become due in the usual course of its business, or when the declaration or payment thereof would be contrary to any restriction contained in the certificate of incorporation or these bylaws.

Section 2.  Fiscal Year.  The fiscal year of the corporation shall be as established by resolution of the board of directors.

Section 3.  Seal.  The board of directors shall adopt a corporate seal which shall be circular in form and shall have inscribed on the periphery the name of the corporation and the state of incorporation.  In the center of the seal there shall be the word “Seal.”

Section 4.  Amendment.  The board of directors may amend or repeal the bylaws unless the shareholders, in amending or repealing a particular bylaw, provide expressly that the directors may not amend or repeal such bylaw.  The shareholders may amend or repeal the bylaws even though the bylaws may also be amended or repealed by the board of directors. The bylaws may contain any provision for the regulation and management of the affairs of the corporation not inconsistent with law or the certificate of incorporation.